As filed with the Securities and Exchange Commission on April 5, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4701719
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

277 Fairfield Road, Suite 338 Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan

(Full title of the plan)

Gilbert K. Lee

Chief Financial Officer

Jerash Holdings (US), Inc.

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

(Name and address of agent for service)

(214) 906-0065

(Telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq.

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, New York 10022

(212) 530-2206

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	300,000	$5.97	$1,791,000	$195.40

(1)	Represents an increase to the authorized number of shares of common stock as to which equity compensation may be granted under the Amended and Restated 2018 Stock Incentive Plan approved by our stockholders.

(2)	In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(3)	Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on March 30, 2021, as reported on the Nasdaq Capital Market.

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is filed by Jerash Holdings (US), Inc. (the “Company”) to register an additional 300,000 shares of common stock, par value $0.001 per share, that may be issued under the Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan (the “Plan”). Accordingly, the contents of the previous registration statement on Form S-8 (File No. 333-223916) filed by the Company with the U.S. Securities and Exchange Commission on March 26, 2018 (the “Prior Registration Statement”) relating to the Plan is incorporated by reference into the Registration Statement pursuant to General Instruction E of Form S-8. The Prior Registration Statement is currently effective.

This Registration Statement also includes a reoffer prospectus that may be used for the offer and sale of “control securities,” as such term is defined in General Instruction C to Form S-8, which have been or will be acquired pursuant to the Plan by officers and directors of the Company who may be deemed to be “affiliates” of the Company, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The reoffer prospectus contained herein has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3. Pursuant to Rule 429 of the Securities Act, the reoffer prospectus relates to shares of common stock covered by the Registration Statement and the Prior Registration Statements.

PART I

Reoffer Prospectus

1,281,075 Shares of Common Stock

Jerash Holdings (US), Inc.

This reoffer prospectus relates to 1,281,075 shares of our common stock, par value $0.001 (“common stock”), that may be reoffered or resold, from time to time, by certain selling stockholders (the “Selling Stockholders”) described in this reoffer prospectus, all of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and that have been acquired under Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan (the “Plan”), which was adopted effective July 19, 2019.

The Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock on any stock exchange, market, or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the Selling Stockholders.

Our common stock is listed on the Nasdaq Capital Market under the symbol “JRSH.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, or the “JOBS Act,” and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary— Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 2 of this reoffer prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

Reoffer prospectus, dated April 5, 2021

Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information other than that contained in this reoffer prospectus. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide. We and the Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus or such other date stated in this reoffer prospectus, and our business, financial condition, results of operations, and/or prospects may have changed since those dates. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This reoffer prospectus may be supplemented from time to time to add, update, or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a reoffer prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

For investors outside the United States: We have not, and the Selling Stockholders have not, taken any action that would permit this offering or possession or distribution of this reoffer prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this reoffer prospectus outside the United States.

i

Cautionary Statement Regarding Forward-Looking Statements

This reoffer prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this reoffer prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus and our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (the “Form 10-K”), which is incorporated by reference into this prospectus, including, but not limited to, those presented in the Management’s Discussion and Analysis of Financial Condition and Results of Operations. Factors that might cause such material differences include, but are not limited to:

●	we rely on one key customer for substantially all of our revenue;

●	we are dependent on a single product segment comprised of a limited number of products;

●	our customers are in the clothing retail industry, which is subject to substantial cyclical variations and may impact our revenues and cash requirements;

●	we could experience product quality or late delivery problems with our products;

●	our business could suffer if we violate labor laws or fail to conform to our customers’ or other generally accepted labor standards, or if our products fail to comply with industry and governmental regulations;

●	we face intense competition in the worldwide apparel manufacturing industry;

●	all of our manufacturing facilities are located in Amman, Jordan, and we are subject to the risks of doing business abroad, including regulatory and political uncertainty in Jordan;

●	if we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about our financial results or prevent fraud;

●	a default under our credit facilities could result in a foreclosure of our assets;

●	we may require additional financing to fund our operations and capital expenditures; if we are unable to obtain such additional financing our business operations may be harmed;

●	we rely on dividends, distributions, and other payments, advances, and transfers from our operating subsidiaries to meet our obligations due to our status as a holding company;

●	exercises of currently outstanding or committed warrants and options, and any future sales and issuances of our common stock or rights to purchase common stock, could result in substantial dilution to our stockholders;

●	we rely on our management team and other key employees, who may face competing demands relating to their time and resources;

●	we may have conflicts of interest with our affiliates and related parties;

●	the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, which may lead to volatility and a decrease in the market price of our common stock; and

●	our majority stockholders will control the Company for the foreseeable future, including the outcome of matters requiring stockholder approval.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise readers that various factors, including those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from those anticipated or projected. Please see the risk factors in Item 1A of the Form 10-K incorporated herein by reference for further information. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ii

Prospectus Summary

About the Company

Through our wholly owned operating subsidiaries and variable interest entity, we are principally engaged in the manufacturing and exporting of customized, ready-made sport, and outerwear from knitted fabric produced in our facilities in the Hashemite Kingdom of Jordan.

We are a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, New Balance, G-III, American Eagle, and VF Corporation (which owns brands such as The North Face, Timberland, JanSport, etc.). Our production facilities comprise four factory units, one workshop, and three warehouses and we currently employ approximately 4,200 people. The total annual capacity at its facilities was approximately 12.0 million pieces as of March 31, 2021. Our product offering consists of jackets, polo shirts, t-shirts, pants, and shorts made from knitted fabric and personal protective equipment.

Our principal executive offices are located at 277 Fairfield Road, Suite 338, Fairfield, New Jersey 07004. Our telephone number at this address is (214) 906-0065.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include being permitted to:

●	have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis;

●	omit the auditor attestation of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and

●	provide limited disclosure about our executive compensation arrangements.

We have already taken advantage of these reduced reporting burdens in this reoffer prospectus and the reports we file with Securities and Exchange Commission (the “SEC”), some of which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Exchange Act.

We could remain an emerging growth company until the earlier of October 2022 and the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed under “Risk Factors” in the Form 10-K, as well as those discussed in our other filings with the SEC, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. All of those “Risk Factors” are incorporated herein by reference in their entirety. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the shares of common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the shares of common stock covered by this reoffer prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the shares of common stock covered hereby.

DILUTION

Because the Selling Stockholders who offer and sell shares of common stock covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising from these sales.

Dividend Policy

Since November 2018, we have declared and paid quarterly cash dividends on our common stock. The board of directors currently intends to continue the payment of regular quarterly cash dividends, dependent on our results of operations, tax considerations, and other factors the board of directors may consider and subject to the need for those funds for other purposes and restrictions set by law. The board of directors will determine whether to declare dividends on a quarterly basis. We cannot guarantee that we will continue to pay dividends, or that, if paid, we will not reduce or eliminate dividends in the future.

SELLING STOCKHOLDERS

The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the aggregate of (i) the number of shares of Common Stock held by each Selling Stockholder as of the date of this reoffer prospectus, and (ii) the number of shares issuable upon exercise of options granted or to be granted to each Selling Stockholder under the Plan that are being registered pursuant to this Registration Statement for resale by each Selling Stockholder as of the date of this reoffer prospectus; (c) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered pursuant to this reoffer prospectus, assuming no other change in ownership of Common Stock by such Selling Stockholder after the date of this reoffer prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

To our knowledge, none of our officers and directors have a present intention to offer shares of Common stock for sale, although they retain the right to do so.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Selling Stockholder	Principal Position with the Company (1)	Shares Owned Prior to Resale (2)(8)			Number of Shares Offered for	Shares Beneficially Owned After Resale (8)
		Number		Percent	Resale	Number	Percent
Choi Lin Hung	Chairman, Chief Executive Officer, President, Treasurer, and Director	4,828,913	(3)	42.64%	523,038	4,305,875	38.02%
Gilbert K. Lee	Chief Financial Officer	60,000	(4)	*	60,000	0	*
Wei Yang	Vice President, Secretary, and Director	416,350	(5)	3.68%	135,000	281,350	2.48%
Ng Tsze Lun	Head of Marketing	1,511,631	(6)	13.35%	523,037	988,594	8.73%
Eric Tang	Administration Manager of Treasure Success International Limited	416,350	(7)	3.68%	40,000	376,350	3.32%

*	Indicates less than 1%

(1)	All positions described are with the Company, unless otherwise indicated.

(2)	The number of shares owned prior to resale by each Selling Stockholder includes (i) shares of common stock and (ii) shares issuable upon exercise of options granted or to be granted to such Selling Stockholders under the Plan that are being registered pursuant to this prospectus for resale. Some of these shares may have been sold prior to the date of this prospectus.

(3)	Includes (i) 4,305,875 shares held by Merlotte Enterprise Limited, which is wholly owned by Mr. Choi, (ii) presently exercisable options to purchase 336,038 shares granted pursuant to the Plan, and (iii) options to purchase 187,000 shares to be granted pursuant to the Plan on April 5, 2021.

(4)	Includes (i) presently exercisable options to purchase 50,000 shares granted pursuant to the Plan and (ii) options to purchase 10,000 shares to be granted pursuant to the Plan on April 5, 2021.

(5)	Includes (i) 41,350 shares of common stock held by Ms. Yang; (ii) 200,000 shares of common stock held by Ms. Yang’s husband, Eric Tang; (iii) presently exercisable options granted to Ms. Yang to purchase 100,000 shares pursuant to the Plan; (iv) presently exercisable options issued to Eric Tang to purchase 20,000 shares granted pursuant to the Plan; (v) options to purchase 35,000 shares to be granted to Ms. Yang on April 5, 2021 pursuant to the Plan; and (vi) options to purchase 20,000 shares to be granted to Eric Tang on April 5, 2021 pursuant to the Plan.

(6)	Includes (i) 988,594 shares of common stock held by Mr. Ng, (ii) presently exercisable options to purchase 336,037 shares granted pursuant to the Plan, and (iii) options to purchase 187,000 shares to be granted pursuant to the Plan on April 5, 2021.

(7)	Includes (i) 200,000 shares of common stock held by Mr. Tang; (ii) 41,350 shares of common stock held by Mr. Tang’s wife, Wei Yang; (iii) presently exercisable options issued to Mr. Tang to purchase 20,000 shares granted pursuant to the Plan; (iv) presently exercisable options issued to Wei Yang to purchase 100,000 shares granted pursuant to the Plan; (v) options to purchase 20,000 shares to be granted to Mr. Tang on April 5, 2021 pursuant to the Plan; and (vi) options to purchase 35,000 shares to be granted to Wei Yang on April 5, 2021 pursuant to the Plan.

(8)	Percentage is computed with reference to 11,325,000 shares of our common stock outstanding as of April 5, 2021 and assumes for each Selling Stockholder the sale of all shares offered by that particular Selling Stockholder under this reoffer prospectus.

The Company may supplement this reoffer prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates

Plan of Distribution

In this section of the reoffer prospectus, the term “Selling Stockholder” means and includes:

●	the persons identified in the table above as the Selling Stockholders;

●	those persons whose identities are not known as of the date hereof but may in the future be eligible to receive options under the Plan; and

●	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this reoffer prospectus may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents, or other intermediaries. The Selling Stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the Selling Stockholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Stockholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of our common stock.

The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this reoffer prospectus.

The Selling Stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock the Selling Stockholders.

Although the shares of common stock covered by this prospectus are not currently being underwritten, the Selling Stockholders or their underwriters, brokers, dealers, or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses, and fees in connection with the registration of the common stock offered hereby. However, the Selling Stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this prospectus. We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered by them hereby.

Legal Matters

The validity of the securities offered hereby will be passed upon for us by Hunter Taubman Fischer & Li LLC.

Experts

Friedman LLP, our independent registered public accounting firm, has audited our financial statements for the years ended March 31, 2020 and 2019, as set forth in their report. We incorporated our financial statements by reference herein in reliance on Friedman LLP’s report, incorporated by reference herein, given on their authority as experts in accounting and auditing.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed under the Exchange Act and incorporated by reference herein, and as disclosed in this reoffer prospectus, no reportable material changes have occurred since March 31, 2020.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered by the Selling Stockholders pursuant to this reoffer prospectus. This reoffer prospectus does not contain all of the information set forth in the registration statement and its exhibits, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the shares of common stock covered by this reoffer prospectus, we refer you to the registration statement and the exhibits thereto. Statements contained in or incorporated by reference in this reoffer prospectus regarding the contents of any contract or other document referred to in those documents are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement or other document. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement and its exhibits and schedules at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information, when filed, will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.jerashholdings.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in, or accessible through, our website does not constitute part of this reoffer prospectus.

Incorporation of CERTAIN DOCUMENTS by Reference

THIS REOFFER PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS REOFFER PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS REOFFER PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS.

We incorporate information into this reoffer prospectus by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this reoffer prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this reoffer prospectus and prior to the termination of the offering under this reoffer prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as filed with the SEC on June 29, 2020.

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, September 30, and December 31, 2020, as filed with the SEC on August 13, 2020, November 12, 2020, and February 10, 2021, respectively.

●	Our Current Reports on Form 8-K filed with the SEC on June 29, 2020, August 5, 2020, August 13, 2020, September 8, 2020, September 17, 2020, October 29, 2020, November 2, 2020, November 12, 2020, February 4, 2021, February 5, 2021, and February 10, 2021.

●	The description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on April 30, 2018, as amended on May 2, 2018, including any amendment or report filed for the purpose of updating such description.

Nothing in this reoffer prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this reoffer prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this reoffer prospectus and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (214) 906-0065 or by writing to us at the following address:

Chief Financial Officer

Jerash Holdings (US), Inc.

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

These filings and reports can also be found on our website, located at www.jerashholdings.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this reoffer prospectus or the registration statement of which it forms a part. You should not rely on any information on our website in making your decision to purchase our common stock.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

We are incorporated under the Delaware General Corporation Law (the “DGCL”).

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGC,L or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

Article 11 of our certificate of incorporation limits the liability of directors to the fullest extent permitted by the DGCL. The effect of this provision is to eliminate our rights, and the rights of our stockholders, through stockholder derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, our directors will be personally liable to us and our stockholders for monetary damages if they acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, or derived improper benefit from their actions as directors. In addition, our certificate of incorporation, as amended, provides that we have the right to indemnify our directors and officers to the fullest extent permitted by the DGCL.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

1,281,075 Shares of Common Stock

Jerash Holdings (US), Inc.

REOFFER PROSPECTUS

April 5, 2021

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We incorporate information into this registration statement by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering under this registration statement:

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as filed with the SEC on June 29, 2020.

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, September 30, and December 31, 2020, as filed with the SEC on August 13, 2020, November 12, 2020, and February 10, 2021, respectively.

●	Our Current Reports on Form 8-K filed with the SEC on June 29, 2020, August 5, 2020, August 13, 2020, September 8, 2020, September 17, 2020, October 29, 2020, November 2, 2020, November 12, 2020, February 4, 2021, February 5, 2021, and February 10, 2021.

●	The description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on April 30, 2018, as amended on May 2, 2018, including any amendment or report filed for the purpose of updating such description.

Nothing in this registration statement shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this registration statement supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this registration statement and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (214) 906-0065 or by writing to us at the following address:

Chief Financial Officer

Jerash Holdings (US), Inc.

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

These filings and reports can also be found on our website, located at www.jerashholdings.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this registration statement. You should not rely on any information on our website in making your decision to purchase our common stock.

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Item 8. Exhibits.

INDEX TO EXHIBITS

Incorporated by Reference (Unless Otherwise Indicated)
Exhibit Number	Exhibit Title	Form	File	Exhibit	Filing Date

4.1	Amended and Restated 2018 Stock Incentive Plan	8-K	001-38474	10.1	September 19, 2019

5.1	Legal Opinion of Hunter Taubman Fischer & Li LLC	—	—	—	Filed herewith

23.1	Consent of Friedman LLP	—	—	—	Filed herewith

23.2	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)	—	—	—	Filed herewith

24.1	Power of Attorney (included on signature page)	—	—	—	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, in the State of New Jersey, on April 5, 2021.

JERASH HOLDINGS (US), INC.

By:	/s/ Gilbert K. Lee
Gilbert K. Lee
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Choi Lin Hung and Gilbert K. Lee, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Choi Lin Hung
Choi Lin Hung	Chairman, Chief Executive Officer, President, Treasurer, and Director	April 5, 2021
(Principal Executive Officer)
/s/ Gilbert K. Lee
Gilbert K. Lee	Chief Financial Officer	April 5, 2021
(Principal Financial and Accounting Officer)
/s/ Wei Yang
Wei Yang	Vice President, Secretary, and Director	April 5, 2021

/s/ Bill Korn
Bill Korn	Director	April 5, 2021

/s/ Ibrahim H. Saif
Ibrahim H. Saif	Director	April 5, 2021

/s/ Mak Chi Yan
Mak Chi Yan	Director	April 5, 2021

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